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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2002

TROY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24413	33-0807798
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 South Pullman Street
Santa Ana, California 92705
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (949) 250-3280

Item 4. Changes in Registrant's Certifying Accountant.

        On May 31, 2002, the Audit Committee of the Board of Directors of Troy Group, Inc. ("Troy"), approved a change in auditors, based on the previous recommendation of management. The Board of Directors ratified the Audit Committee's dismissal of McGladrey & Pullen LLP as Troy's independent public accountants and the selection of a large recognized public accounting firm to replace them. In accordance with SEC rules, Troy will file a report on Form 8-K upon completion of the formal engagement of its new independent public accountants.

        McGladrey & Pullen's reports on the consolidated financial statements of Troy and its subsidiaries for the two most recent fiscal years ended November 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During Troy's two most recent fiscal years ended November 30, 2001 and 2000 and the subsequent interim period through May 28, 2002, there were no disagreements between Troy and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey & Pullen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on Troy's consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. Troy provided McGladrey & Pullen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of McGladrey & Pullen's letter, dated May 28, 2002, stating its agreement with such statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TROY GROUP, INC.
Dated: May 31, 2002	By:	/s/ PATRICK J. DIRK Patrick J. Dirk, Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
16	Letter from McGladrey & Pullen, LLP, dated May 28, 2002.

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SIGNATURES
INDEX TO EXHIBITS